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Exhibit 99

[PARK PLACE ENTERTAINMENT LETTERHEAD]

CONTACTS:	FOR IMMEDIATE RELEASE
Investors Josh Hirsberg 702.699.5269 hirsbergj@parkplace.com	Media Robert W. Stewart 702.699.5043 stewartr@parkplace.com

Park Place reports financial results
for third quarter of 2002

        Las Vegas, October 24, 2002—Park Place Entertainment Corporation (NYSE: PPE) today reported financial results for the quarter and nine months ended September 30, 2002.

Third Quarter 2002 Results

        For the third quarter of 2002, Park Place reported net income of $40 million, or $0.13 per diluted share, including one-time charges of $10 million. Those charges include $7.5 million related to the cancellation of an energy contract with Enron Corporation and $2.5 million for damage caused to Gulf Coast properties by Tropical Storm Isidore.

        For the year-ago quarter, the company reported a net loss of $(101) million, or $(0.34) per diluted share, including goodwill amortization. Results for the third quarter of 2001 included one-time charges of $175 million for the write-down and sale of assets.

        Adjusted earnings for the third quarter of 2002, excluding one-time charges and pre-opening expense, were $0.16 per diluted share. That compares to adjusted earnings of $0.10 per diluted share for the third quarter of last year, excluding one-time charges, pre-opening expense and goodwill amortization.

        Net revenue for the third quarter of 2002 was $1.215 billion, up from $1.189 billion for the third quarter of 2001. Earnings before interest, taxes, depreciation, amortization, pre-opening expense and one-time charges (EBITDA) were $290 million for the third quarter of 2002, up from $259 million for the third quarter of 2001.

        Operating results for the third quarter of 2001 reflected the dramatic decline in travel and tourism that followed the September 11, 2001 terrorist attacks on New York and Washington.

2002 Year-To-Date Results

        For the first nine months of 2002, Park Place reported adjusted net income of $144 million, or $0.47 per diluted share. That compares to adjusted net income of $147 million, or $0.49 per diluted share, for the nine months ended September 30, 2001. Adjusted net income excludes one-time charges, pre-opening expense and the cumulative effect of the accounting change related to goodwill.

        Including the effect of the goodwill accounting change, one-time charges and pre-opening expense, the net loss for the first nine months of 2002 was $(803) million, or $(2.64) per diluted share. In the first nine months of 2001, the net loss including one-time charges, pre-opening expense and goodwill amortization was $(8) million, or $(0.03) per diluted share.

        In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the company recorded a non-cash charge in the first quarter of this year of $979 million to write down the value of goodwill associated with previous acquisitions.

        Net revenue for the first three quarters of 2002 was $3.571 billion, compared to $3.521 billion for the first three quarters of 2001. EBITDA for the first nine months of 2002 was $879 million, compared to $884 million for the period ending September 30, 2001.

Focus On Strategy

        "With the exception of our results at Caesars Palace, we had a solid quarter in all of our regions. Our strategy remains focused on our major properties in the major gaming markets," said Park Place President and Chief Executive Officer Thomas E. Gallagher.

        "While construction and hold volatility at Caesars Palace affected our quarterly results, we're making strong progress in transforming that property into a premier destination worthy of the best brand in gaming. We'll begin to see the results with the opening next March of 'A New Day,' the Celine Dion spectacular at our new Colosseum."

Third Quarter Highlights

        In the third quarter:

  •
  The Western Region reported a 45 percent increase in EBITDA over the third quarter of 2001, with an especially strong performance by Paris/Bally's.

  •
  The Mid-South Region reported a 24 percent increase in EBITDA, with a 40 percent increase at Caesars Indiana.

  •
  Eastern Region EBITDA was up 3 percent over the year ago quarter, with improved results at Bally's Atlantic City and Caesars Atlantic City.

  •
  The Park Place Connection Card drove substantial increases in cross-property slot play in Las Vegas. Revenue from Las Vegas customers who played at more than one Park Place Las Vegas property in the first three quarters of the year was 2.3 times the total for the same period in 2001.

  •
  The company continued to expand its on-line relationship with customers. In the third quarter of 2002, on-line room reservations booked through company web sites jumped more than 80 percent over the year-ago quarter. On-line reservations accounted for nearly 15 percent of bookings at Paris/Bally's in Las Vegas in the quarter.

  •
  "Work Smart," the company's program to improve operating efficiency, began to show results as operating costs and expenses declined 0.8 percent in the third quarter while revenues increased 2.2 percent. Overall EBITDA rose 12 percent.

  •
  Improvements at Caesars Palace proceeded on time and on budget. The Colosseum, the new 4,000-seat theater that will be home to Celine Dion beginning next March, is essentially complete. In addition, work continued on schedule for a new underground parking garage and new restaurants set to open next Spring.

  •
  Other "Four Corners" projects also proceeded on schedule. Construction began on a new Strip entrance, restaurant and nightclub at Paris Las Vegas and design work progressed for Jimmy Buffett's Margaritaville restaurant and nightclub at the Flamingo, scheduled to open late next year.

  •
  Following a highly successful July opening of The Gateway, the new retail, dining and convention complex linking Bally's Atlantic City with The Claridge Hotel and Casino, the company began efforts to merge the two properties to take full advantage of both facilities and further consolidate operations.

  •
  Caesars Indiana began dockside operations on August 1, reporting strong increases in revenue that significantly exceeded the increased gaming taxes.

  •
  Continuing its commitment to capital discipline and debt reduction, the company paid down an additional $40 million in debt, bringing total debt reduction for the first three quarters of the year to nearly $400 million.

        "We're committed to find ways to work more efficiently and achieve major cost savings while maintaining and improving on the premier standards that our guests have come to expect from Park Place properties," said Park Place Chief Operating Officer Wallace R. Barr. "Our proposal to integrate the Claridge with Bally's Atlantic City is just one example of how we can achieve savings and improve our guests' experience at the same time," Barr added.

        "Again in the third quarter, we continued to put our significant free cash flow to good use," said Park Place Chief Financial Officer Harry C. Hagerty. "We generated $150 million in cash from operations in the quarter, of which we reinvested $96 million in our business.

        "We also continued to reduce leverage and to repurchase shares, paying down $40 million in long-term debt and repurchasing 1.6 million shares for $14 million," Hagerty added.

Western Region

        EBITDA in the Western Region was $87 million in the third quarter of 2002, up 45 percent from $60 million for the third quarter of 2001.

        Third quarter results at Caesars Palace—$5 million in EBITDA compared to $3 million for the period ending September 30, 2001—did not meet the company's expectations because of an abnormally low hold percentage on table games and construction disruptions that resulted in lower slot and table volumes. Construction dislocation resulted in approximately 350 fewer slot machines on the casino floor during the quarter.

        At Paris/Bally's, EBITDA for the third quarter was $47 million, up more than 56 percent from the third quarter of 2001, when the property reported an unusually low table hold percentage. Paris/Bally's showed strong improvement in hotel revenue during the third quarter of 2002, with room rates and occupancy at Paris exceeding year-ago levels.

        The Flamingo Las Vegas reported third quarter EBITDA of $21 million, up $1 million from the third quarter of 2001.

        Other Nevada properties—the Las Vegas Hilton, Reno Hilton, Caesars Tahoe and Flamingo Laughlin—on a combined basis reported $14 million in EBITDA for the third quarter of 2002, double the $7 million reported for the third quarter of 2001.

Eastern Region

        EBITDA from Park Place's four Atlantic City casino resorts and management fees from its Dover Downs slot operation was $140 million, up $4 million—or 3 percent—from the $136 million recorded for the third quarter of 2001. The results reflected improved results at Bally's Atlantic City and Caesars Atlantic City.

        EBITDA for Bally's Atlantic City for the third quarter was $56 million, up 2 percent from the $55 million reported for the third quarter of 2001, largely because of slightly higher table volume and hold percentage.

        At Caesars Atlantic City, EBITDA for the third quarter was $53 million, up 4 percent from the $51 million reported for the third quarter of 2001. Caesars results benefited from higher volumes on both slots and tables.

        The Atlantic City Hilton generated EBITDA of $22 million for the third quarter, down from $23 million for the third quarter of 2001.

        Other Eastern Region properties reported $9 million in EBITDA for the three months ending September 30, up 29 percent from the $7 million in EBITDA reported for the third quarter of 2001.

Mid-South Region

        Park Place's seven casino resorts in Indiana, Mississippi and Louisiana reported third quarter EBITDA of $68 million, up nearly 24 percent from the $55 million reported for the period ended September 30, 2001. Mid-South results reflected strong performances by Caesars Indiana, Grand Biloxi and Grand Gulfport.

        Caesars Indiana reported a 40 percent increase in EBITDA, from $15 million in the third quarter of 2001 to $21 million for the period ending September 30, 2002. The resort benefited from the initiation of dockside gaming in Indiana on August 1 and continuing strong demand for rooms at the new 500-room luxury hotel, which opened a year ago.

        Park Place's Gulf Coast properties reported strong results. Grand Casino Biloxi reported EBITDA of $14 million, up 17 percent from the $12 million recorded in the third quarter of 2001. Grand Casino Gulfport posted EBITDA of $13 million, up 8 percent from the $12 million reported for the third quarter of 2001. Results would have been even stronger had Tropical Storm Isidore not hit the Gulf Coast in the last week of the quarter. The company estimates that more than $2 million of EBITDA was lost because of the storm.

        In northern Mississippi, Grand Casino Tunica reported EBITDA of $11 million, up $1 million from the year-ago quarter. EBITDA at Park Place's two other Tunica properties was $10 million, up 67 percent from the $6 million recorded in the third quarter of 2001.

International

        Park Place's eight international properties reported combined EBITDA of $12 million for the third quarter, compared to $23 million for the third quarter of 2001. The decrease was largely due to the disposition of the Jupiters assets. Park Place continues to operate the two Jupiters properties under a management agreement.

Investor Conference Call

        Park Place has scheduled an investor conference call for today at 11 a.m. PDT (1 p.m. CDT and 2 p.m. EDT). The call can be accessed by calling 1-877-226-4294 or by visiting the Park Place web site at www.parkplace.com and clicking on the Investor tab. A replay of the conference call is available through October 31 by calling 1-800-642-1687 (reservation number 6078081) or by visiting the Park Place web site.

Park Place Background

        Park Place Entertainment owns, manages or has an interest in 28 gaming properties operating under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names with a total of approximately two million square feet of gaming space, 29,000 hotel rooms and 55,000 employees worldwide.

        Additional information on Park Place Entertainment can be accessed through the company's web site at www.parkplace.com.

        NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities law, which are intended to qualify for the safe harbor from liability provided there under. All statements which are not historical statements of fact are "forward-looking statements" for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all financial projections, including projections of revenue, market share, earnings, EBITDA, free cash flow, statements of management's plans, objectives or expectations of future economic performance, statements regarding new developments or opportunities, statements of belief, and/or statements regarding anticipated construction, development, or acquisition. Additional information concerning potential risk factors that could affect the company's future performance are described from time to time in the company's reports filed with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2001 and the company's quarterly reports on Form 10-Q for the quarters ending March 31, 2002 and June 30, 2002. These reports may be viewed free of charge at the following website: www.sec.gov. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

# # #

Financial tables follow

PARK PLACE ENTERTAINMENT
Summary Statements of Operations
(Amounts in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net revenue	$1,215	$1,189	$3,571	$3,521

Operating costs and expenses	908	915	2,641	2,597
Depreciation and amortization	117	133	357	394
Pre-opening expense	1	1	1	2
Non-recurring items	10	143	10	143

Total costs and expenses	1,036	1,192	3,009	3,136

Operating profit (loss) before corporate expense	179	(3)	562	385
Corporate expense	17	15	51	40

Operating income (loss)	162	(18)	511	345
Net interest expense	86	96	265	294
Investment (gain) loss	—	32	(44)	32

Income (loss) before taxes, minority interest and cumulative effect of accounting change	76	(146)	290	19
Income tax provision (benefit)	34	(45)	109	25
Minority interest, net	2	—	5	2

Income (loss) before cumulative effect of accounting change	40	(101)	176	(8)
Cumulative effect of accounting change	—	—	(979)	—

Net income (loss)	$40	$(101)	$(803)	$(8)

Net income (loss) per share
Basic	$0.13	$(0.34)	$(2.66)	$(0.03)
Diluted	$0.13	$(0.34)	$(2.64)	$(0.03)
Adjusted net income per share
Basic	$0.16	$0.10	$0.48	$0.49
Diluted	$0.16	$0.10	$0.47	$0.49
Weighted average shares outstanding
Basic	301	299	302	298
Diluted	303	299	304	298

PARK PLACE ENTERTAINMENT
Property Operating Information
(Amounts in millions)
(unaudited)

	Net Revenues				EBITDA(1)
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001	2002	2001	2002	2001
WESTERN REGION
Paris/Bally's	$173	$151	$499	$502	$47	$30	$145	$140
Caesars Palace	99	104	340	364	5	3	59	68
Flamingo Las Vegas	71	70	218	225	21	20	70	77
Other	144	153	420	473	14	7	52	60

	487	478	1,477	1,564	87	60	326	345
EASTERN REGION
Bally's Atlantic City	147	147	412	403	56	55	145	136
Caesars Atlantic City	143	136	398	365	53	51	136	122
Atlantic City Hilton	81	81	225	228	22	23	54	56
Other	43	41	120	57	9	7	19	12

	414	405	1,155	1,053	140	136	354	326
MID-SOUTH REGION
Grand Biloxi	63	61	178	180	14	12	39	44
Grand Tunica	54	56	165	165	11	10	33	32
Caesars Indiana	73	57	208	161	21	15	58	44
Grand Gulfport	47	49	144	142	13	12	39	37
Other	49	46	151	143	9	6	31	25

	286	269	846	791	68	55	200	182
INTERNATIONAL	28	37	93	113	12	23	50	71
CORPORATE	—	—	—	—	(17)	(15)	(51)	(40)

TOTAL	$1,215	$1,189	$3,571	$3,521	$290	$259	$879	$884

(1)
EBITDA is earnings before interest, taxes, depreciation and amortization, pre-opening expense, non-recurring items and investment (gain) loss.

PARK PLACE ENTERTAINMENT
Supplemental Information

Statistical Information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
WESTERN REGION
Average Daily Rate	$83	$83	$90	$91
Occupancy Percentage	92%	90%	90%	92%
Table Hold Percentage	15.1%	13.2%	15.8%	15.0%
EASTERN REGION
Average Daily Rate	$97	$100	$89	$93
Occupancy Percentage	99%	98%	97%	98%
Table Hold Percentage	15.8%	15.5%	15.6%	15.3%
MID-SOUTH REGION
Average Daily Rate	$61	$58	$60	$58
Occupancy Percentage	91%	92%	90%	92%
Table Hold Percentage	16.7%	15.5%	16.4%	16.3%
INTERNATIONAL
Average Daily Rate	$78	$83	$78	$83
Occupancy Percentage	69%	67%	67%	69%
Table Hold Percentage	14.9%	16.7%	16.5%	16.8%

Reconciliation of Net Income (Loss) to Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net income (loss)	$40	$(101)	$(803)	$(8)
Adjustments:
Pre-opening expense	1	1	1	2
Non-recurring items	10	143	10	143
Investment (gain) loss	—	32	(44)	32
Cumulative effect of accounting change	—	—	979	—
Goodwill amortization	—	12	—	37
Income taxes on adjustments	(4)	(58)	1	(59)

Adjusted net income	$47	$29	$144	$147

Adjusted net income per share
Basic	$0.16	$0.10	$0.48	$0.49
Diluted	$0.16	$0.10	$0.47	$0.49
Weighted average shares outstanding
Basic	301	299	302	298
Diluted	303	299	304	298

Reconciliation of Operating Income (Loss) to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Operating income (loss)	$162	$(18)	$511	$345
Adjustments:
Depreciation and amortization	117	133	357	394
Pre-opening expense	1	1	1	2
Non-recurring items	10	143	10	143

EBITDA	$290	$259	$879	$884

QuickLinks

Park Place reports financial results for third quarter of 2002
PARK PLACE ENTERTAINMENT Summary Statements of Operations (Amounts in millions, except per share amounts) (unaudited)
PARK PLACE ENTERTAINMENT Property Operating Information (Amounts in millions) (unaudited)
PARK PLACE ENTERTAINMENT Supplemental Information
Statistical Information
Reconciliation of Net Income (Loss) to Adjusted Net Income
Reconciliation of Operating Income (Loss) to EBITDA